Exhibit 1.1

China Eco-Materials Group Co. Limited

UNDERWRITING AGREEMENT

[●], 2021

Network 1 Financial Securities, Inc.

The Galleria, 2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

As Representative of the Underwriters named on Annex A hereto

Ladies and Gentlemen:

This underwriting agreement (this “Agreement”) constitutes the agreement between China Eco-Materials Group Co. Limited, a Cayman Islands exempted company limited by shares (the “Company”), on the one hand, and the several underwriters named on Annex A hereto (such underwriters, for whom Network 1 Financial Securities, Inc. is acting as representative, in such capacity, the “Representative”, and if there are no underwriters other than the Representative, reference to multiple underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as underwriter, collectively the “Underwriters” and each an “Underwriter”), on the other hand, pursuant to which the Company shall issue and sell to the Underwriters an aggregate of 4,300,000 ordinary shares, par value $0.0001 per share, of the Company (“Shares”). The offering and sale of securities contemplated by this Agreement is referred to herein as the “Offering.”

Section 1. Shares.

(a) Purchase of Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 4,300,000 Shares at a purchase price (net of underwriting discounts1) of $[●] per Share. The Underwriters agree to purchase from the Company the Shares set forth opposite their respective name on Annex A attached hereto and made a part hereof.

(b) Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) Business Day following the effective date of the Registration Statement (“Effective Date”) or at such time as shall be agreed upon by the Underwriter and the Company, at the offices of Hunter Taubman Fischer & Li LLC (“Underwriters’ Counsel”) or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery of and payment for the Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Shares is referred to herein as the “Closing.” Payment for the Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Shares for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Shares except upon tender of payment by the Underwriter for all the Shares.

1 7.5% of the public offering price.

(c) Compensation. On the Closing Date, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the number of Shares sold) of the fees and expenses set forth below:

(i) Representative’s Warrant. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date, warrants to purchase to purchase an amount equal to ten percent (10%) of the Shares sold in the offering (“Representative’s Warrant”). The Representative’s Warrant, in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on the Closing Date and expiring on the five-year anniversary of the commencement of sales of the Offering, at an initial exercise price per Ordinary Share of $[●], which is equal to 140% of the of the public offering price of the underlying Ordinary Shares in connection with the Offering. The Representative’s Warrant shall include a “cashless” exercise feature, and shall contain provisions for “piggyback” registration rights until expiration or until the shares underlying the warrants are eligible for resale pursuant to an exemption from registration; provided, however that no such “piggyback” registration rights shall be exercisable after the last day of the fifth year following the commencement of sales of the Offering. The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying Ordinary Shares during the 180 days period beginning on the date of commencement of sales of the Offering e and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant and the underlying Ordinary Shares, or any portion thereof, or have the Representative’s Warrant be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days beginning on the date of commencement of sales of the Offering to anyone other than the acceptable persons set forth in FINRA Rule 5110(e)(2), provided such transferee agrees to the foregoing lock-up restrictions. Delivery of the Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

(iii) Expenses. The Company’s expenses are set forth in Section 5 below, but the parties acknowledge that the Underwriters may assist to carry out some of the activities associated with such expenses. Therefore, subject to the terms below, whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company also hereby agrees to pay all of the Underwriters’ costs and expenses incident to the Offering up to an aggregate amount of $150,000.00 (the “Underwriters Expense Cap”). However, in the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change, the Company will only pay for documented out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of Underwriters’ counsel as set forth below and expenses associated with a due diligence report and reasonable travel) that are actually incurred in connection herewith as allowed under FINRA Rule 5110. All fees and expenses already paid by the Company shall be reimbursed to the extent not actually incurred in accordance with FINRA Rule 5110(g). In addition to the activities set forth in Section 4, the Underwriters Expense Cap may also include reimbursement for the following:

A. Fees and disbursements of Underwriters’ counsel, in the maximum amount of $70,000, which shall be paid in the following installments: (i) $25,000 have been paid prior to the date hereof (which shall be reimbursable to the Company to the extent not actually incurred); (ii) an additional $25,000 shall be paid upon obtaining a “No Objections Letter” from FINRA after completion of filing with FINRA and any requisite state securities regulators; and (iii) the balance of $20,000 upon completion of the Offering;

B. the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Shares;

C. any reasonable costs and expenses incurred by the Underwriters in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative;

D. all travel and lodging expenses of the Underwriters, including any reasonable expenses incurred in connection with attending or hosting meetings with prospective purchasers of the Shares;

E. third-party due diligence expenses; and,

F. a reasonable advance of out-of-pocket accountable expenses, such as those described in this Section 1(c)(iii) and Section 5, actually anticipated to be incurred by the Underwriters, in the amount of $115,000, which amount was already paid to the Underwriters as of the date of this Agreement.

(iv) Non-accountable Expense Allowance. The Company shall pay to the Underwriters or their respective designees a non-accountable expense allowance of one percent (1%) of the gross proceeds of the Offering.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to each of the Underwriters, as of the date hereof, as of the Closing Date, except as set out in the Registration Statement, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration File No. 333-234100) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the Effective Date, the registration statement and amendments will materially meet the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the plan of distribution thereof and has advised the Underwriters of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement;” such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof.

(b) Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [●]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities. The registration of the Securities under the Exchange Act has become effective on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(d) Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the Closing and at the Closing Date complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (the “Underwriters Information”)). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriters Information. All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission.

(e) Disclosure of Agreements. The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is filed as an exhibit to the Registration Statement and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for any default or event which would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except for any violation which would not reasonably be expected to result in a Material Adverse Effect.

(f) Free Writing Prospectuses. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus.

(g) Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement, and any other materials permitted by the Securities Act.

(h) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as described in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(i) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(j) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(l) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) application(s) to the Nasdaq Capital Market (the “Trading Market”) for the listing of the Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(m) Issuance of the Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has sufficient authorized Ordinary Shares for the issuance of the maximum number of Shares issuable pursuant to the Offering as described in the Prospectus.

(n) Issuance of the Representative’s Warrant. The Representative’s Warrant has been duly authorized for issuance. The Company has reserved a sufficient number of Ordinary Shares for issuance upon exercise of the Representative’s Warrant (the “Warrant Shares”) and, when issued and paid for in accordance with the terms thereof, such Warrant Shares will be validly issued, fully paid and non-assessable. The issuance of the Warrant Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its Subsidiaries.

(o) Capitalization. The capitalization of the Company is as set forth in the Prospectus. Except for those disclosed in the Registration Statement, the Company has not issued any Ordinary Shares since the date of filing of the Prospectus. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, if applicable, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or any securities exercisable or convertible into Ordinary Shares. Except as set forth in the Registration Statement and the Prospectus, the issuance and sale of the Shares will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Investors and the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Ordinary Shares of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with the laws of the Cayman Islands, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder or the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the Registration Statement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(p) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by the Prospectus or as disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(q) Litigation. Except for such matter disclosed in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Offering or the Shares, or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(r) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Compliance. Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(t) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(u) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(v) Intellectual Property. The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Registration Statement: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim.

(w) Environmental Laws. The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of any national, state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(x) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(y) Insurance. The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities

(z) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(aa) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Prospectus: (i) the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, as of the Closing Date; (ii) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(bb) Certain Fees. Except as set forth herein and in the Prospectus, contemplated by this Agreement, or a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Underwriters, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Offering. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Offering.

(cc) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(dd) Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(ee) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company.

(ff) Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Prospectus sets forth as of the date of the latest audited financial statements included within the Registration Statement all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as described in the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(gg) Tax Status. Except as would not be likely to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Company to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to Investors thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(hh) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ii) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC’); and the Company shall not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. The Company shall not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities.

(kk) Accountants. Friedman LLP is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended February, 2020 and 2019.

(ll) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(mm) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn) Certificates. Any certificate signed by an officer of the Company and delivered to any of the Underwriters or to counsel for any of the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

(oo) Reliance. The Company acknowledges that the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(rr) FINRA Affiliations. Except as disclosed in the Prospectus, there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company.

(ss) Loans; Guarantees. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Registration Statement or the Prospectus and is not so described.

(tt) Nasdaq. The Shares have been approved for listing, subject to notice of issuance on the Nasdaq, under the symbol “ZGHB”.

(uu) Transfer taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold by the Company on the Closing Date shall be, or shall have been, fully paid or provided for by the Company and all laws imposing such taxes shall be or shall have been fully complied with.

(vv) PRC Subsidiaries.

a. Each of the Company’s Subsidiaries that has been established under the laws of the People’s Republic of China (Collectively, the “PRC Subsidiaries”) has been duly established, is validly existing as a company in good standing under the laws of the People’s Republic of China (the “PRC”), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Each PRC Subsidiary has applied for and obtained all requisite business licenses, clearance and permits required under PRC law as necessary for the conduct of its businesses, and each PRC Subsidiary has complied in all material respects with all PRC laws in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, and all such permits are validly subsisting. The registered capital of each PRC Subsidiary has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Subsidiary. The Establishment Documents of the PRC Subsidiaries have been duly approved in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the Establishment Documents of each PRC Subsidiary complies with the requirements of all relevant PRC laws and regulations. The outstanding equity interests of each PRC Subsidiary is owned of record by the respective entities or individuals identified as the registered holders thereof in the Registration Statement and the Prospectus

b. No PRC Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s Subsidiary that holds the outstanding equity interest of such PRC Subsidiary). Except as disclosed in the Registration Statement and the Prospectus, no PRC Subsidiary is prohibited or restricted, directly or indirectly, from making any other distribution on such PRC Subsidiary’s equity capital, or from repaying to the Company any loans or advances to such PRC Subsidiary made by the Company or any of its Subsidiaries.

c. None of the PRC Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

d. It is not necessary that this Agreement, the Representative’s Warrant Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

e. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC to any PRC taxing authority in connection with (i) the issuance, sale and delivery of the Shares and the Representative’s Warrant by the Company or (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

f. The Company has taken all necessary steps to comply with, and to ensure compliance by the Company’s 5% or more shareholders who are PRC residents with, any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring such shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations. The Company is using its best efforts to have all other shareholders who are PRC residents comply with the SAFE Rules and Regulations.

g. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC and amended by PRC Ministry of Commerce on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its counsel in the PRC and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice

h. The issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Capital Market and the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are not and will not be, as of the date hereof, on the Closing Date, prohibited or otherwise affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules.

i. The Company has taken all necessary steps to ensure compliance by each of major shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each of its major shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations

j. As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares and the Warrant Shares on the Nasdaq Capital Market, or the consummation of the transactions contemplated by this Agreement, the Representative’s Warrant, the Registration Statement or the Prospectus.

k. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

Section 3. Covenants and Agreements of the Company. The Company further covenants and agrees with each of the Underwriters as follows:

(a) Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will advise the Underwriters promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriters with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriters, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the Company or threatened Company of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriters may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of the Shares contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Underwriters or counsel for any of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Underwriters with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriters reasonably object.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriters, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriters, make any offer relating to the Shares that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriters expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Shares for so long as the Shares are publicly-traded.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriters an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriters deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriters. The Company agrees that the Underwriters may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Representative, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or stockholders or to pay any accrued salaries or bonuses to any employees or former employees.

(l) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Ordinary Shares on the NASDAQ Capital Market for at least two (2) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. If the Company fails to maintain such listing of its Ordinary Shares on the NASDAQ Capital Market or other Trading Market, for a period of two (2) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing of such securities in the Standard & Poor’s Corporation Records Services or Mergent’s Industrial Manual; provided that Mergent’s OTC Industrial Manual is not sufficient for these purposes. “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(m) Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriter, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriter in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Shares for at least the period during which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(n) Acknowledgment. The Company acknowledges that any advice given by any of the Underwriters to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriter’s prior written consent.

(o) The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares.

Section 4. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof, as of the Closing Date, as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received, and the Company shall have caused to be delivered to the Underwriters, a letter from Friedman LLP, the independent registered public accounting firm of the Company, addressed to the Underwriters, dated as of the date hereof, in form and substance satisfactory to the Underwriters. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriters’ sole judgment, is material and adverse and that makes it, in the Underwriters’ sole judgment, impracticable or inadvisable to proceed with the offering of the Shares as contemplated by the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriters’ respective counsels, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Underwriters’ sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e) Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date the favorable opinions of: (i) FisherBroyles LLP, U.S. securities counsel; (ii), Maples and Calder (Hong Kong) LLP, Cayman Islands counsel; and (iii) Beijing Zhong Lun Law Firm, PRC counsel, each dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Underwriters in reasonable and customary form satisfactory to the Underwriters.

(f) Officers’ Certificate. The Underwriters shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriters shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters Information) and, since the Effective Date, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or conversion of outstanding indebtedness into Ordinary Shares) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Ordinary Shares); (e) any dividend or distribution of any kind declared, paid or made on the Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) CFO Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the Closing Date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(h) Secretary’s Certificate. As of the Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated as of the Closing Date, certifying: (i) that each of the Company’s Second Amended and Restated Articles of Association and Memorandum of Association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries articles of association, memorandum of association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries. The documents referred to in such certificate shall be attached to such certificate.

(i) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from Friedman LLP, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(j) Stock Exchange Listing. The Shares shall be registered under the Exchange Act and shall be approved to be listed on the Nasdaq Capital Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting or suspending from trading the Shares from the Nasdaq Capital Market, nor shall the Company have received any information suggesting that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing.

(k) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses), Section 6 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of the Shares or the Offering as contemplated hereby.

(m) Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on the Nasdaq Capital Market or any trading markets shall not have commenced, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(n) The Underwriters shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule A, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule B.

(o) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the Offering terms and arrangements. In addition, the Company shall, if requested by the Underwriters, make or authorize the Underwriters’ counsel to make on the Company’s behalf an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ counsel pursuant to this Section 4 shall not be reasonably satisfactory in form and substance to the Underwriters and to Underwriters’ counsel, all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 5. Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and in the Registration Statement (subject to the conditions and limitations set forth in this Agreement), including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares, including those that are part of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, formatting for EDGAR, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement and the mailing and delivering of copies thereof to the Underwriters and dealers; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by the Underwriters, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Underwriters of such qualifications, registrations and exemptions; (vii) all fees and expenses in connection with filings with FINRA’s Public Offering System; (viii) the fees and expenses associated with including the Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; (x) any stock transfer taxes incurred in connection with this Agreement or the Offering; (xi) and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement. In addition, the Company shall provide the Representative and Underwriters’ Counsel, at the Company’s cost, with a reasonable number of bound volumes of the Offering materials within a reasonable time after the Closing as well as commemorative tombstones.

Section 6. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Underwriter, its affiliates and its directors, officers, members, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriters in connection with, or relating in any manner to, this Agreement, the Shares or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 6(a); and shall reimburse the Underwriter Indemnified Parties promptly upon demand for any legal fees or other expenses reasonably incurred by the Underwriter Indemnified Parties in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in the case of any matter covered by subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriters through fraud, gross negligence or willful misconduct; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from the Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with the Underwriters Information. The indemnification obligation under this Section 6(a) is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall, severally and not jointly, indemnify and hold harmless the Company and the Company’s affiliates, directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriters Information, (ii) the omission to state in the Registration Statement or the Prospectus, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriters Information, or (iii) any payment of compensation or other fees owed to one of more selected dealers pursuant to any selected dealer agreements, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 6(b), in no event shall any indemnity by the Underwriters under this Section 6(b) exceed the total commission received by the Underwriters in connection with the Offering.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 6(a) or 6(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action at its own expense unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 6(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 6 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 6 is a Company Indemnified Party. Subject to this Section 6(c), the amount payable by an indemnifying party under Section 6 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 6(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company or on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto, consists solely of the Underwriters Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act by the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 7. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Shares, and if the Shares with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Underwriter pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriter; subject, however, to such adjustments to eliminate fractional shares as the Underwriter in its sole discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Shares, the Underwriter may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriter who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Underwriter does not arrange for the purchase of the Default Securities as provided in this Section 7, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 6 and 9) or the Underwriter, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriter of its or their liability, if any, to the other Underwriter and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties as aforesaid, the Underwriter or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriter’ Counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 7 with like effect as if it had originally been a party to this Agreement with respect to such Shares.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. A successor to the Underwriters, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriters and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.

(b) The Underwriters shall have the right to terminate this Agreement at any time upon written notice to the Company prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the NASDAQ Capital Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NASDAQ Capital Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 9 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $150,000 in the aggregate, less any amounts previously reimbursed by the Company including but not limited to $115,000 already paid to the Underwriters as out-of-pocket accountable expenses.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by e-mail transmission to the parties hereto as follows:

If to the Underwriters, then to:

Network 1 Financial Securities, Inc.

The Galleria, 2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Email: adampasholk@netw1.com

Attn: Adam Pasholk, Managing Director

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

Attn: Ying Li, Esq., Louis Taubman, Esq.

Email: yli@htflawyers.com; ltaubman@htflawyers.com

If to the Company:

China Eco-Materials Group Co. Limited

No. 200, Liu Gang Tou, Qinglin Community, Tangshan Township, Nanjing

Jiangsu Province

People’s Republic of China 211131

Attn: Peng (Gillian) Hu, Chief Financial Officer

Email: gillian.hu@zghbxc.com

With a copy (which shall not constitute notice) to:

FisherBroyles LLP

1200 G Street NW, Suite 800

Washington, D.C. 20005

Attn: Jeffrey Li, Esq.

Email: jeffrey.li@fisherbroyles.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the state courts located in New York County, or in the United States District Court for the Southern District of New York located in the City of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, solely with respect to the Offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the engagement letter, dated as of February 15, 2021, by and between the Representative and the Company as amended by that certain Amendment No.1 to Engagement Letter dated as of March 21, 2021 (as amended, the “Engagement Letter”) not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect.

(b) This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(c) This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(d) The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Shares. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as fiduciaries to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Shares; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

(e) This Agreement is expressed in the English language. If this Agreement is translated by either party to another language for any purpose, the English language version shall govern over any translation in the event of any inconsistency, discrepancy or conflict in interpretation. All communications, notices, and other actions relating to this Agreement shall be in the English language.

(f) Time shall be of the essence of this Agreement.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CHINA ECO-MATERIALS GROUP CO. LIMITED

By:
Name: [●]
Title: Chief Executive Officer

Accepted by the Representative, acting for itself and as Representative of the Underwriters named on Annex A hereto, as of the date first written above.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name: [●]
Title: [●]

Annex A

Underwriters	Total Number of Shares to be Purchased
Network 1 Financial Securities, Inc.
[●]
Total	4,300,000

A-1

SCHEDULE A

LOCK-UP PARTIES

Directors and Executive Officers:

Jinru Lin

Geng Lin

Peng Hu

Vick Bathija

Michael Viotto

Haitao Wang

Principal Shareholders:

Kinghong Holding Limited

Fule Holding Limited

Sch A-1

SCHEDULE B

FORM OF LOCK-UP AGREEMENT

Network 1Financial Securities, Inc.

The Galleria, 2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Re: [●] – Lock-Up Agreement

Ladies and Gentlemen:

This Agreement (the “Lock-Up Agreement”) is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) between China Eco-Materials Group Co. Limited, a Cayman Islands company (the “Company”), and Network 1 Financial Securities, Inc., acting as a representative (the “Representative”) of the several underwriters (“Underwriters”) in the proposed public offering (the “Public Offering”) of ordinary shares, $0.0001 par value per share, of the Company (“Ordinary Shares”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Underwriters that, without the Representative’s prior written consent, the undersigned will not, during the period commencing on the date hereof and ending [180 days following the date hereof for directors and officers/1 year form the date hereof for 5% or more shareholders] (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Ordinary Shares or any securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired, or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares the undersigned may purchase in the Public Offering.

The foregoing shall not apply to:

i.	the sale of Ordinary Shares pursuant to the Public Offering;

ii.	transactions relating to Ordinary Shares acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

iii.	(a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Ordinary Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

Sch B-1

iv.	transfers of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the “immediate family member(s)” (as defined in Item 404(a) of Regulation S-K under the Exchange Act) of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

v.	any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

vi.	(a) any distributions or transfers without consideration of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares to any member participating in the offering and the officers or partners thereof or other acceptable persons pursuant to FINRA Rule 5110(e)(2); (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

vii.	the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Shares during the Lock-Up Period; or

viii.	by will or the laws of descent and distribute or to one or more trusts for bona fide estate planning purposes;

provided, however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “Agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Representative’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

Sch B-2

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the registration statement and applicable exhibits (the “Registration Statement”) and sell Ordinary Shares thereunder.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative and that there is no assurance that the Company and the Representative will enter into an Underwriting Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of any Ordinary Shares pursuant to the Underwriting Agreement, (3) the withdrawal of the Registration Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) the Underwriting Agreement having not been executed by [●] or such other date as may be agreed as the final date of the Public Offering if the Company and the Representative extend the Public Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

Sch B-3

Sincerely,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Sch B-4

EXHIBIT A

FORM OF WARRANT AGREEMENT

Ex A-1